Exhibit 10.3

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

This License Agreement (this “Agreement”), effective as of January 8, 2008 (the “Effective Date”), is by and between PREDICTION SCIENCES, L.L.C., a Delaware limited liability company (“Prediction Sciences”), having an address of 9404 Genesee Avenue, Suite 210, La Jolla, California 92037, and CLARIENT, INC., a Delaware corporation (“Clarient”), having an address of 31 Columbia, Aliso Viejo, California 92656.

RECITALS

A. Prediction Sciences has developed and owns GeneRx™ Breast Cancer Profile, a laboratory developed multiple marker profile useful in the clinical prognosis of breast cancer.

B. Clarient desires to obtain an exclusive license under Prediction Sciences’ rights in such profile to promote, market and sell diagnostic testing products and services utilizing such profile.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1              DEFINITIONS

1.1          “Additional Licensed Solutions” shall have the meaning set forth In Section 2.2.

1.2          “Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include any company more than 50% of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, more than 50% of the voting stock of a party.

1.3          “Change of Control” means, with respect to a party hereto, any of the following transactions: (i) acquisition of the party by another entity by means of any transaction or series of transactions (including, without limitation, any sale of stock, sale of assets, reorganization, merger or consolidation, but excluding any transaction for which the primary purpose is to raise equity capital), unless the party’s shareholders of record, as constituted immediately prior to such transaction, will immediately after such transaction hold at least 50% of the voting power of the surviving or acquiring entity; or (ii) the sale, transfer or other disposition of all or substantially all of the party’s assets in complete liquidation or dissolution of the party.

1.4          “Clarient Inventions” shall have the meaning provided in Section 6.2(a).

1.5          “Clarient IF” shall have the meaning provided in Section 6.2(b).

1.6          “Confidential Information” shall mean any confidential or proprietary information of a party that is disclosed to the other party under this Agreement, which may include, without limitation, specifications, know-how, knowledge, skills, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, trade secrets, technical information, drawings, models, business information, inventions, discoveries, methods, procedures, practice, algorithms, formulae, protocols, techniques, data and unpublished patent applications, whether disclosed in oral, written, graphic or electronic form.

1.7          “Excluded IP” shall mean any Intellectual Property Rights claiming or covering the Prediction Science Markers, any assays to the Prediction Science Markers, or any use of the foregoing.

1.8          “Field” shall mean the prognosis of breast cancers in the commercial reference laboratory space, which includes, without limitation, any facility or academic institution to the extent engaging in a commercial reference laboratory business.

1.9          “First Licensed Solutions” shall have the meaning set forth in Section 2.2.

1.10        “Intellectual Property Rights” means patents, copyrights, trademarks (including service marks) trade secrets, mask work rights, or forms of protection of a similar nature having equivalent or similar effect to any of the foregoing, which may subsist anywhere in the world.

1.11        “Inventions” means any innovation, invention, development, concept, idea or work that is created, conceived, developed or reduced to a tangible medium of expression by a party, including, without limitation, models, formulae, algorithms, methods, processes, procedures and techniques.

1.12        “Know-How” shall mean any know-how or other data which is owned or controlled by Prediction Sciences and is relevant to the application of the Prediction Sciences Algorithm to the Prediction Sciences Markers.

1.13        “License” shall mean the license granted pursuant to Section 2.1 of this Agreement.

1.14        “Licensed Solution(s)” shall mean a product, including diagnostic kits, research reagents, proprietary compositions, substances, methods, services or a part thereof, the manufacture, use, sale, offer to sell, importation, distribution, or transfer of which

(a) is covered in whole or in part by one or more valid and unexpired claims of a Prediction Sciences Patent; or

(b) is covered in whole or in part by one or more un-cancelled claims being prosecuted in a pending application for a Prediction Sciences Patent.

Licensed Solutions also includes any product, including diagnostic kits, research reagents, proprietary compositions, substances, methods, services or a part thereof, which may not necessarily be covered by one or more claims described in clauses (A) or (B) above, but either (i) assay one or more of the Prediction Science Markers, or (ii) are otherwise necessary to utilize the Prediction Sciences Algorithm.

1.15        “Licensed Technology” shall mean, collectively, the Prediction Sciences Patents, the Prediction Sciences Algorithm and the Know-How.

1.16        “Net Sales” shall mean gross amounts actually collected by Clarient, its sublicensees and their respective Affiliates (whether such amounts are received from Medicare or other governmental payors, private payors, consumers or otherwise) for the sale of Licensed Solutions, or providing services comprising Licensed Solutions, less the following items, as allocable to such Licensed Solutions (if not previously deducted from the amount invoiced): (i) discounts actually allowed and taken, not to exceed amounts customary in the trade, (ii) sales taxes, use taxes, and duties, including import, export, and excise duties imposed, (iii) freight and insurance charges, to the extent separately invoiced to and paid by the purchaser, and (iv) credits actually granted for damaged goods, rejections or returns.

1.17        “Prediction Sciences Algorithm” shall mean the algorithm that is specifically directed to the Prediction Sciences Markers, as more fully described in Exhibit A hereto, together with any improvements, modifications and derivatives thereof.

1.18        “Prediction Sciences Inventions” shall have the meaning provided In Section 6.2(a).

1.19        “Prediction Sciences IP” shall have the meaning provided in Section 6.1(a).

1.20        “Prediction Sciences Marker” shall mean any of the biomarkers identified in Exhibit B hereto.

1.21        “Prediction Sciences Patents” shall mean: (a) the U.S. patent applications listed on Schedule 1 attached hereto; (b) all continuations, continuations-in-part (but only to the extent claiming subject matter disclosed in the patent applications described in (a)), divisionals, and non-provisionals of patent applications described in (a); (c) all patents issuing from the applications described in (a) or (b); and (d) all reissues, re-examinations, renewals or extensions of the patents described in (c).

1.22        “Prediction Sciences Trademarks” shall mean the trademarks and trade names of Prediction Sciences listed in Schedule 2 attached hereto, as such list may be updated from time to time by Prediction Sciences upon written notice to Clarient.

1.23        “Territory” shall mean the United States of America.

1.24        “Third Party” shall mean any entity other than Prediction Sciences or Clarient or an Affiliate of Prediction Sciences or Clarient.

2              EXCLUSIVE LICENSE

2.1          License Grant. Subject to the terms and conditions of this Agreement, Prediction Sciences hereby grants Clarient an exclusive, royalty bearing license, with the right to grant sublicenses, under the Licensed Technology to use, sell, have sold, offer for sale, promote, market and advertise Licensed Solutions within the Field in the Territory.

2.2          First and Additional Licensed Solutions. References made in this Agreement to “First Licensed Solutions” shall be deemed to refer to the first set of Licensed Solutions developed or marketed by the parties during the term of this Agreement. Each subsequent set of Licensed Solutions developed or marketed by the parties after the First Licensed Solutions shall be referred to herein as “Additional Licensed Solutions.” Upon the development of any Additional Licensed Solutions, such Licensed Solutions shall be deemed to be included in each reference in this Agreement to the First Licensed Solutions, and accordingly, all rights and obligations of the parties with respect to the First Licensed Solutions shall also apply to the Additional Licensed Solutions.

2.3          Responsibilities of Prediction Sciences. During the term of this Agreement, Prediction Sciences shall: (i) prosecute and maintain the Prediction Sciences Patents; (ii) use its best efforts to procure approval and/or clearance from the FDA (and other appropriate regulatory agencies) with respect to the First Licensed Solutions; (iii) use its best efforts to conduct further research and development with respect to the First Licensed Solutions (including procurement of grants to continue development of clinical studies); (iv) provide patient tumor samples in connection with the submission of the First Licensed Solutions to the FDA and completion of [***]; and (v) provide relevant information and data reasonably needed to support the reimbursement strategy with respect to the First Licensed Solutions.

2.4          Responsibilities of Clarient. During the term of this Agreement, Clarient shall: (i) use its best efforts to actively promote, market, distribute and otherwise commercialize (including sales and marketing) the First Licensed Solutions in the Territory and in the Field; (ii) provide labor, reagents and other necessary resources in connection with the submission of the First Licensed Solutions to the FDA and completion of [***]; (iii) provide assistance in connection with the identification of sites for study samples; (iv) effect compliance with CLIA and/or QSR requirements as applicable; and (iv) implement a reimbursement (CMS and third party) strategy.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

2.5          Branding. Clarient shall have the sole and exclusive right to brand the Licensed Solutions for use in the Territory and in the Field in any manner it sees fit; provided that each Licensed Solution shall include a prominent reference to Prediction Sciences on the exterior packaging, product inserts and associated marketing material as described herein. In connection with such branding, Prediction Sciences hereby grants to Clarient a non-exclusive, non-transferable, royalty-free license to use and reproduce the Prediction Sciences Trademarks in connection with promotion, marketing, advertising, sale, and distribution of Licensed Solutions in the Field in the Territory in accordance with and during the term of this Agreement. Clarient shall obtain the prior written approval of Prediction Sciences which approval shall not be unreasonably withheld, of the form and manner in which the Prediction Sciences Trademarks will be used upon, in connection with, or in relation to, the Licensed Solutions (e.g., “powered by Prediction Sciences”), or any packaging, labels, containers, advertisements and other materials related thereto. Prediction Sciences shall retain the ownership of the entire right, title and interest in and to the Prediction Sciences Trademarks, and all goodwill associated with or attached to the Prediction Sciences Trademarks arising out of the use thereof by Clarient and its Affiliates shall inure to the benefit of Prediction Sciences. Clarient shall not reproduce or use (or authorize the reproduction or use of) the Prediction Science Trademarks in any manner whatsoever other than as expressly authorized by this Agreement. During the term and after any termination of this Agreement, Clarient shall not use as its own any service mark, service name, trade name, trademark, design or logo(s) confusingly similar to any of the Prediction Science Trademarks.

2.6          No Conflicts of Interest. During the term of this Agreement, Clarient will not, and will not enable or support any Third Party to, actively promote, market or advertise any Competitive Products. A “Competitive Product” shall mean a product or service that serves substantially the same clinical need as a Licensed Solution. Notwithstanding the foregoing, Clarient may continue to offer those Competitive Products on its menu of services as of the Effective Date and accept requisitions for such products from its pathology customers so long as Clarient is not actively promoting or marketing such Competitive Products (e.g. distributing advertising materials or sponsoring presentations). If at any time Clarient determines (in its sole and good faith discretion) that the Prediction Sciences Algorithm no longer constitutes the best available and most clinically relevant technology available in the market, then upon written notice from Clarient to Prediction Sciences (a) Clarient’s obligations under this Section 2.6 shall terminate, (b) the licenses granted to Clarient in Sections 2.1 and 2.5 shall convert from exclusive to nonexclusive and shall be limited to Licensed Solutions sold to repeat patients of Clarient (i.e., those patients that have previously purchased a Licensed Solution from Clarient), and (c) the following sections shall terminate: 2.3, 2.4, 4, 6.3, 6.4 and 8.2.

2.7          Compliance with Laws. In performing its duties under this Agreement, each party will at all times comply with all applicable federal, state, and local regulatory requirements. To the extent permitted thereunder, Clarient may offer the Licensed Solutions as laboratory-developed tests for clinical use prior to the receipt by Prediction Sciences of applicable approval or clearance from the FDA. Notwithstanding the foregoing, Prediction Sciences shall be responsible for procuring approval and/or clearance from the FDA as required by Section 2.3 hereof.

2.8          Expenses. Each party shall bear its own expense in connection with the performance of its obligations hereunder.

3              FEES AND PAYMENTS

3.1          License Fees. In partial consideration for the License granted herein shall be payable in the form of cash in the aggregate amount of $50,000 and an aggregate of up to 350,000 shares of Clarient’s common stock registered in the name of Prediction Sciences (collectively, the “License Fee”), each of which shall be payable in accordance with and contingent upon achievement of certain milestones as described in further detail on Exhibit C attached hereto. All payments and stock grants described on Exhibit C shall be made no later than thirty (30) business days following the date the applicable milestone is achieved. Payment of the portion of the License Fee consisting of shares of Clarient’s common stock is conditioned on the execution and delivery by Prediction Sciences on the date hereof of the Investor Representation Letter in the form of Exhibit E attached hereto.

3.2          Royalties. In addition to the License Fee set forth in Section 3.1 above, Clarient shall pay to Prediction Sciences a royalty based on the Net Sales of Licensed Solutions in accordance with the royalty structure described on Exhibit D attached hereto. Clarient shall calculate and report anticipated royalties payable within thirty (30) days following the end of each calendar quarter, commencing with the first calendar quarter in which a commercial sale of a Licensed Solution takes place. Payment for royalties owed for any calendar quarter shall be due and payable no later than thirty (30) days after the end of the subsequent calendar quarter and shall be accompanied by a report of Net Sales collected during such quarter. Clarient will keep complete and accurate records pertaining to the sale, use or other disposition of Licensed Solutions in sufficient detail to permit Prediction Sciences to confirm the accuracy of the royalty payments due hereunder.

3.3          Manner and Place of Payment. All payments hereunder will be payable in U.S. dollars. All payments owed under this Agreement will be made by wire transfer in immediately available funds to a bank and account designated in writing by Prediction Sciences, unless otherwise specified in writing by Prediction Sciences.

3.4          Audits. During the term of this Agreement and for a period of three years thereafter, Clarient shall keep complete and accurate records pertaining to the sale, use or other disposition of Licensed Solutions and Net Sales in sufficient detail to permit Prediction Sciences to confirm the accuracy of the royalty payments due hereunder. Prediction Sciences will have the right to cause an independent, certified public accountant reasonably acceptable to Clarient to audit such records to confirm Net Sales and royalty payments for a period covering not more than the preceding three years. Such audits may be exercised during normal business hours upon reasonable prior written notice to Clarient. Prompt adjustments will be made by the parties to reflect the results of such audit. Prediction Sciences will bear the full cost of such audit unless such audit discloses an underpayment by Clarient of more than ten percent (10%) of the amount of royalty payments due under this Agreement, in which case, Clarient will bear the full cost of such audit. Clarient will promptly remit to Prediction Sciences the amount of any underpayment.

3.5          Taxes. Prediction Sciences shall pay any and all taxes levied on account of payments due to Prediction Sciences under this Agreement. If any taxes are required to be withheld by Clarient, Clarient shall (a) deduct such taxes from the payment made to Prediction Sciences, (b) timely pay the taxes to the proper taxing authority, (c) send proof of payment to Prediction Sciences and certify its receipt by the taxing authority within 30 days following such payment, and (d) cooperate with Prediction Sciences to obtain any refunds or favorable treatment with respect thereto.

4              NEW DEVELOPMENTS

4.1          Additional Licensed Solutions. [***]

4.2          Additional Markers. Each party will use its best efforts to identify additional clinically relevant markers based on the Licensed Technology with application in the Field (e.g. [***]) (each, a “New Marker”) which will strengthen the results of the tests generated using the Licensed Technology. Subject to any confidentiality obligations with Third Parties, each party shall keep the other fully informed as to its discovery and/or development of any New Marker. All information disclosed in connection therewith shall be deemed Confidential Information hereunder and will be subject to applicable confidentiality obligations between the parties. Under the guidance of the Steering Committee, the parties will execute a statement of work which will set forth the respective rights of the parties with respect to the New Marker and the specific terms relating to the development and/or commercialization thereof; provided, however, that (i) if either party (a) discovers and/or (b) licenses from a Third Party a New Marker, such party shall retain ownership of (or the license rights to) such New Marker upon any termination or expiration of this Agreement; and (ii) in no event shall Clarient be required to pay any royalty to Prediction Sciences with respect to the increase in the price of the Licensed Solution to the extent such increase is due to the inclusion of any New Marker (a) discovered and/or (b) licensed from a Third Party by Clarient.

4.3          Additional Territories. In the event that Prediction Sciences desires to provide one or more Third Parties with an exclusive license for the Field under the Licensed Technology beyond the Territory, and such one or more Third Parties are located in the Territory and are providing the Licensed Solutions on a technology-only basis, then Prediction Sciences shall also negotiate in good faith with Clarient to be the technology-only provider.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

5              STEERING COMMITTEE

5.1          Purpose and Membership. Prediction Sciences and Clarient will create a Steering Committee for the purpose of facilitating communications between the parties in the course of their performance under this Agreement. The membership of the Steering Committee shall include an equal number of members appointed from each party and at least the following: (i) the chief executive officer (or other executive sponsor of each of the parties); (ii) a program manager for each of the parties; and (iii) a business development manager for each of the parties. No later than ten (10) business days following the Effective Date, the parties will identify the members of the Steering Committee and will agree upon a process for replacement of the Steering Committee’s members. The membership of the Steering Committee may be increased as the Steering Committee may deem reasonably necessary, but the membership shall never consist of less than the individuals identified above.

5.2          Duties. The Steering Committee shall meet in person or by teleconference or videoconference no less than quarterly during the Term and its responsibilities shall include, without limitation, the following: (i) valuation of the respective contributions of each of the parties with respect to Additional Licensed Solutions or New Markers and determination of the appropriate allocation between the parties of (a) the relative license rights with respect thereto; and (b) the revenues obtained from commercialization of such Additional Licensed Solution or increased revenues resulting from the inclusion of a New Marker; (ii) oversight of the parties activities hereunder; (iii) development of business terms related to Additional Licensed Solutions and New Markers; (iv) resolution of disputes regarding the relative license rights and other issues related to commercialization of the Joint Inventions, (v) resolution of other disputes arising during the business relationship; (vi) decisions regarding other responsibilities contemplated by this Agreement, and (vii) proposal, as needed, of possible amendments to this Agreement. For the avoidance of doubt, the Steering Committee shall not consider including a New Marker unless the inclusion of the New Marker would increase the sales price of the Licensed Solution or would otherwise materially increase the efficacy of the Licensed Solution.

5.3          Disputes. In the event that the Steering Committee is deadlocked on any issue, the Steering Committee shall submit the dispute to voluntary mediation. The Chief Executive Officers of each Party shall select a mediator who is an expert with no less than seven (7) years of experience in the subject matter to which the dispute relates. For example, if the dispute relates to the relative license rights related to commercialization of the Joint Inventions, then the mediator must be an expert in intellectual property matters. Alternatively, if the dispute relates to FDA approvals, then the mediator must be an expert in regulatory requirements. In the event that the Chief Executive Officers of the parties are unable to agree upon a mediator within twenty (20) days, then the Chief Executive Officers shall contact the Orange County office of the American Arbitration Association (“AAA”) to select a mediator from the AAA panel. If they are unable to agree, AAA shall provide a list of three available mediators and each party may strike one. The remaining one will serve as the mediator. The mediation shall be conducted under AAA rules. The parties agree that they shall share equally the cost of the mediation filing and hearing fees, and the cost ofthe mediators that constitute the panel. Each party shall bear its own attorneys’ and expert fees and all associated costs and expenses.

6              INTELLECTUAL PROPERTY RIGHTS

6.1          Existing Intellectual Property Rights.

(a)           Prediction Sciences Intellectual Property Rights. Prediction Sciences shall retain all right, title and interest in and to all Intellectual Property Rights owned by Prediction Sciences as of the Effective Date, including the Licensed Technology, and shall be, as between the parties, the sole owner of all right, title and interest in and to any and all modifications and improvements thereto and derivatives thereof (collectively, “Prediction Sciences IP”), subject to any licenses provided to Clarient under this Agreement.

(b)           Clarient Intellectual Property Rights. Clarient shall retain all right, title and interest in and to all Intellectual Property Rights owned by Clarient as of the Effective Date and shall be, as between the parties, the sole owner of all right, title and interest in and to any and all modifications and improvements thereto and derivatives thereof (the “Clarient IF”).

6.2          Inventions.

(a)           Solely Created Inventions. Prediction Sciences shall solely own all Inventions created, conceived, developed or reduced to a tangible medium of expression or practice during the term of this Agreement solely by Prediction Sciences employees or subcontractors (“Prediction Sciences Inventions”). Clarient shall solely own all Inventions created, conceived, developed or reduced to a tangible medium of expression or practice during the term of this Agreement solely by Clarient employees or subcontractors (“Clarient Inventions”).

(b)           Jointly Created.

(i)            The parties acknowledge and agree that the parties may jointly create, conceive or develop new Inventions which include contributions of each of the parties (collectively, “Joint Inventions”). Given the number of possible scenarios and complexity of the Intellectual Property Rights, the parties agree that the Steering Committee shall be charged with full responsibility for the valuation of the respective contributions of each of the parties to each Joint Invention and determination of the commercialization of any and all Intellectual Property Rights relating to each Joint Invention; provided, however, that to the extent any new Inventions fall within the scope of the Prediction Sciences Patents, Prediction Sciences will be deemed to own sole and exclusive rights to such Inventions, subject to the license provided to Clarient in Section 2.1 hereof. The determinations of the Steering Committee shall be expressly set forth in a mutually agreeable license agreement between the parties relating to the Joint Invention in question.

(ii)           In connection with any Joint Inventions, the parties will (a) execute any and all documents necessary to effectuate their respective ownership interests in such Inventions as determined by the Steering Committee; and (b) reasonably cooperate with respect to providing information and preparing and filing any documents necessary (including patent applications) to secure each party’s rights with respect to such Joint Inventions.

6.3          Patent Maintenance.

(a)           Prediction Sciences Patents. Prediction Sciences shall use best efforts to prosecute and maintain the Prediction Sciences Patents, including, but not limited to, payment of maintenance, annuity and renewal fees as required by the respective national patent offices that issued the patents, and payment of all attorney fees and costs for prosecution, maintenance, grant of any pending patent applications, and any other actions required to maintain the rights in the Prediction Sciences Patents. Prediction Sciences shall obtain and properly record previously executed assignments for the Prediction Sciences Patents as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction.

(i)            In the event that Prediction Sciences is unable or unwilling to maintain anyone or more of the Prediction Sciences Patents, Clarient may at its option (A) pay the fees for maintaining the indicated patents within Prediction Sciences Patent(s) and deduct such payment from any royalties owed to Prediction Sciences hereunder, or (B) terminate this Agreement in accordance with Section IO.2(c).

(ii)           Prediction Sciences shall notify Clarient as promptly as possible before any rights in an Prediction Sciences Patent terminate with sufficient time to permit Clarient to take action to maintain the patent, if it so chooses.

(b)           Joint Patents. The Steering Committee shall decide on a case-bycase basis which party shall maintain the Joint Patents, which maintenance shall include retaining one or more patent attorneys to prosecute and/or direct prosecution of a pending application, payment of attorney’s fees and costs for the prosecution of pending patent applications, payment of maintenance fees, and any other actions required to maintain the rights in the Joint Patents.

(i)            The party responsible for a Joint Patent (the “Filing Party”) shall consult with the other party as to the preparation, filing, prosecution and maintenance of such Joint Patent reasonably prior to any deadline or action with the United States Patent & Trademark Office or any foreign patent office, and shall furnish to the other party copies of all relevant documents reasonably in advance of such consultation.

(ii)           In the event that the Filing Party is unable or unwilling to maintain any Joint Patent, the other party (the “Non-Filing Party”) may pay the fees for maintaining the particular Joint Patent and shall first be reimbursed for such maintenance fees from any revenues obtained from the commercialization of such Joint Patent before such revenues are allocated between the parties in accordance with the Steering Committee’s determination.

(iii)          The Filing Party shall notify the Non-Filing Party as promptly as possible before any rights in a Joint Patent terminate with sufficient time to permit the Non-Filing Party to take action to maintain the patent, if it so chooses.

6.4          Patent Infringement.

(a)           Notification of Infringement. If either party learns of an infringement of any of the Prediction Sciences Patents or the Joint Patents in the Field, in the Territory, such party shall promptly provide written notice of the infringement to the other party with reasonable evidence of infringement. Neither party will notify a Third Party of infringement of any of the Prediction Sciences Patents or the Joint Patents without first obtaining consent of the other party, which consent will not be unreasonably withheld, if the infringement is within the Field.

(b)           Infringement of Prediction Sciences Patents.

(i)            Prediction Sciences will have the first right, but not the obligation, to enforce the Prediction Sciences Patents, including undertaking litigation or other enforcement action against a Third Party for infringement of the Prediction Sciences Patents.

(ii)           In the event Prediction Sciences undertakes litigation or other enforcement action against a Third Party infringer of the Prediction Sciences Patents, Clarient shall at Prediction Sciences’ expense, for Clarient’s reasonable out-of-pocket costs, cooperate with Prediction Sciences as may be required to support Prediction Sciences’ assertions against the Third Party infringer in the Field. Any proceeds from litigation or other enforcement action will be paid to Prediction Sciences.

(iii) If Prediction Sciences declines to undertake litigation or other enforcement action against a Third Party for infringement of the Prediction Sciences Patents, Clarient may at its option elect to: (i) enforce the Prediction Sciences Patent(s) at its own expense; or (ii) terminate the Agreement in accordance with Section 1 0.2( c). In the event Clarient undertakes litigation or other enforcement action against a Third Party infringer of the Prediction Sciences Patents, Prediction Sciences shall at Clarient’s expense for Prediction Sciences’ reasonable out-of-pocket costs, cooperate with Clarient as may be required to support Clarient’s assertions against the Third Party infringer. Any proceeds from litigation or other enforcement action will be paid first to reimburse Clarient for its costs for such litigation, and any remaining amounts shall be split as follows: fifty percent (50%) will be paid to Clarient and fifty percent (50%) will be paid to Prediction Sciences.

(c) Infringement of Joint Patents. The Filing Party will have the primary responsibility to enforce the Joint Patents, including undertaking litigation or other enforcement action against a Third Party for infringement of the Joint Patents.

(i) In the event the Filing Party undertakes litigation or other enforcement action against a Third Party infringer of the Joint Patents, the Non-Filing Party shall at the Filing Party’ s expense for the Non-Filing Party’ s reasonable out-of-pocket costs, cooperate with the Filing Party as may be required to support the Filing Party’ s assertions against the Third Party infringer. Any proceeds from litigation or other enforcement action shall be split as follows: seventy-five percent (75%) will be paid to the Filing Party and twenty-five percent (25%) to the Non-Filing Party.

(ii) If the Filing Party declines to undertake litigation or other enforcement action against a Third Party for infringement of the Joint Patents, the Non-Filing Party may at its option elect to: (i) enforce the Joint Patent(s) at its own expense; or (ii) terminate the Agreement upon thirty (30) days’ notice to the Filing Party. In the event the Non-Filing Party undertakes litigation or other enforcement action against a Third Party infringer of the Joint Patents, the Filing Party shall at the Non-Filing Party’s expense for the Filing Party’s reasonable out-of-pocket costs, cooperate with the Non-Filing Party as may be required to support the NonFiling Party’s assertions against the Third Party infringer. Any proceeds from litigation or other enforcement action shall be split as follows: seventy-five percent (75%) will be paid to the NonFiling Party and twenty-five percent (25%) to the Filing Party.

7              CONFIDENTIALITY

The parties have entered into a Confidentiality Agreement dated on or about May 31 , 2007 (the “NDA”) pursuant to which each of the parties agreed to preserve the confidentiality of the other’s proprietary information. The parties acknowledge and agree that the terms of the NDA shall continue to govern the parties throughout the term of this Agreement.

8              REPRESENTATIONS AND WARRANTIES

8.1 Mutual Representations and Warranties. Each party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) this Agreement is legally binding upon it, enforceable in accordance with its terms; (d) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and (e) it has full power and authority and has obtained all third party consents, approvals, assignments and/or other authorizations required to enter into this Agreement and to perform its obligations hereunder.

8.2 Prediction Sciences Warranties.

(a) Currency Warranty. The Prediction Sciences Algorithm provided by Prediction Sciences to Clarient as of the Effective Date shall be the most current technology known to Prediction Sciences as of the Effective Date. If any modifications or improvements thereto are made to the Prediction Sciences Algorithm by Prediction Sciences, Prediction Sciences will make the latest, most current version of the Prediction Sciences Algorithm available to Clarient.

(b) Additional Technology Warranties.

(i) The Licensed Technology is free and clear of all liens, claims, mortgages, security interests, or other encumbrances, and restrictions of others.

(ii) Prediction Sciences owns all right, title and interest in and to the Licensed Technology, including, without limitation, all right, title and interest to sue for infringement of the Prediction Sciences Patents. Prediction Sciences represents and warrants to Clarient that: (1) the Prediction Sciences

Algorithm and the Know-How constitute original works of Prediction Sciences (or are duly licensed by Prediction Sciences for the purposes for which delivered); and (2) Prediction Sciences is the lawful owner of the Prediction Sciences Patents.

(iii) There are no existing contracts, agreements, commitments, proposals, offers, or rights with, to, or in any person to acquire any of the rights under the Licensed Technology which would prevent, alter or hinder the performance of the obligations hereunder.

(iv) No licenses or other rights under the Licensed Technology in the Field and in the Territory have been granted or retained by Prediction Sciences, or any Third Party, including but not limited to any prior owners, or inventors as to the Field, and Clarient will not be subject to any covenant not to sue or similar restrictions in its enforcement or enjoyment of the Licensed Technology.

(v) None of the Prediction Sciences Patents has ever been found invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and Prediction Sciences does not know of and has not received any notice or information of any kind from any source suggesting that the Prediction Sciences Patents may be invalid, unpatentable, or unenforceable.

(vi) Neither Prediction Sciences nor, to its knowledge, its agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Prediction Sciences Patents or hinder their enforcement, including, without limitation, misrepresenting Prediction Sciences’ patent rights to a standard-setting organization.

(vii) None of the Prediction Sciences Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding, and no such proceedings are pending or threatened, and there are no actions, claims or proceedings threatened, pending, or in progress related to the Licensed Technology.

8.3 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER LIABILITY IS BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR UNDER ANY OTHER THEORY OF LIABILITY, AND IRRESPECTIVE OF WHETHER THE PARTIES HAVE ADVISED OR BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES. IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER UNDER THIS AGREEMENT EXCEED THE AMOUNT OF THE ROYALTIES PAID HEREUNDER. NOTWITHSTANDING THE FOREGOING, THIS SECTION SHALL NOT APPLY TO ANY LIABILITY FOR DAMAGES ARISING FROM

(A) BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION 7 OF THIS AGREEMENT OR (B) LIABILITY FOR INDEMNIFICATION AGAINST THIRD PARTY CLAIMS AS SET FORTH IN SECTION 9 OF THIS AGREEMENT OR (C) CLAIMS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE OR (D) ANY DAMAGES THAT CANNOT BE DISCLAIMED AS VOID AGAINST PUBLIC POLICY.

9              INDEMNIFICATION

9.1 Indemnification by Prediction Sciences.

(a) Prediction Sciences hereby agrees to save, defend, indemnify and hold harmless Clarient, its Affiliates and their respective officers, directors, employees, consultants and agents (collectively, the “Clarient Indemnitees”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any such Clarient Indemnitee may become subject as a result of any claim, demand, action or other proceeding instituted against any of them by any Third Party to the extent such Losses arise out of (i) the material breach by Prediction Sciences of any representation, warranty, covenant or agreement made by it under this Agreement; or (ii) the gross negligence or willful misconduct of any Prediction Sciences Indemnitee; or (iii) any infringement by the Prediction Sciences Algorithm and/or the Know-How of any Third Party’s Intellectual Property Rights (other than the Excluded IP), except, in each case, to the extent such Losses result from Clarient’s breach of this Agreement or the gross negligence or willful misconduct of a Clarient Indemnitee. Notwithstanding the foregoing language, Clarient shall not be deemed to have waived any right or remedy which may be available in law or in equity.

(b) If the Prediction Sciences Algorithm and/or the Know-How, or any portion of either of them, becomes, or in Clarient’s reasonable opinion may become, the subject of any claim, suit or proceeding for infringement of Intellectual Property Rights of any Third Party (other than the Excluded IP), or if the Prediction Sciences Algorithm and/or the KnowHow, or any portion of either of them, is held or otherwise determined to infringe any Intellectual Property Rights of any Third Party (other than the Excluded IP), Prediction Sciences will: (1) secure for Clarient the right to continue using the affected Prediction Sciences Algorithm and/or Know-How; or (2) replace or modify the Prediction Sciences Algorithm and/or the Know-How to make it non-infringing without degrading its performance or utility; or (3) should such options not be available at reasonable expense, terminate this Agreement with respect to the affected Prediction Sciences Algorithm and/or the Know-How upon thirty (30) days written notice to Clarient.

9.2 Indemnification by Clarient. Clarient hereby agrees to save, defend, indemnify and hold harmless Prediction Sciences, its Affiliates and their respective officers, directors, employees, consultants and agents (collectively, the “Prediction Sciences Indemnitees”) from and against any and all Losses to which any such Prediction Sciences Indemnitee may become subject as a result of any claim, demand, action or other proceeding instituted against any of them by any Third Party to the extent such Losses arise out of: (a) the manufacture, use, sale, offer for sale, promotion, marketing or advertising of Licensed Solutions;

(b) the material breach by Clarient of any representation, warranty, covenant or agreement made by it under this Agreement; or (c) the gross negligence or willful misconduct of any Clarient Indemnitee; except, in each case, to the extent such Losses result from Prediction Sciences’ breach of this Agreement or the gross negligence or willful misconduct of a Prediction Sciences Indemnitee.

9.3 Control of Defense. In the event a party seeks indemnification under Sections 9.1 or 9.2, to be entitled to indemnification, it shall inform the other party (the “Indemnifying Party”) of a claim in writing as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The provisions of this Section 9 shall remain in full force and effect and shall survive any termination expiration or cancellation of this Agreement.

10           TERM AND TERMINATION

10.1 Term. The term of this Agreement will commence on the Effective Date and, unless earlier terminated in accordance with Section 10.2 below, continue until the seventh anniversary of the Effective Date. Thereafter, this Agreement shall automatically renew for successive one (I) year periods until either party delivers written notice to the other of such party’s intent not to renew this Agreement not less than ninety (90) days prior to the expiration of the then-current term, or unless earlier terminated in accordance with Section 10.2.

10.2 Termination. This Agreement may be terminated as follows:

(a) Either party may terminate this Agreement for cause, immediately upon the occurrence of any of the following events and effective upon delivery of written notice to the other party:

(i)            if the other party ceases to do business, or otherwise terminates its business operations;

(ii)           if the other party fails to secure or renew any license, permit, authorization, or approval for the conduct of it’s business or if any such license, permit, authorization, or approval is revoked or suspended; or

(iii) if the other party seeks protection under any bankruptcy, receivership, trustee, creditors arrangement, composition, or comparable proceeding, or if any such proceeding is instituted against such party.

(b)           Each party will have the right to terminate this Agreement if the other party breaches any of its duties or obligations under this Agreement and such breach is not cured within thirty (30) days of receipt of written notice of such breach from the non-breaching party.

(c)           Clarient shall have the right to terminate this Agreement at any time and for any reason upon sixty (60) days prior written notice to Prediction Sciences.

10.3        Effects of Termination.

(a) Upon expiration or termination of this Agreement: (i) all licenses granted to Clarient hereunder shall terminate; (ii) Clarient shall immediately discontinue all use of Prediction Sciences Trademarks; and (iii) Clarient may use its existing inventory of assays to the Prediction Sciences

Markers to continue to commercialize Licensed Solutions for a period of up to twelve (12) months following such expiration or termination, subject to the terms and conditions of this Agreement (including, without limitation, royalty payments under Section 3 hereof).

(b) Upon termination or expiration of this Agreement, each party will use their best efforts to return to the other party or destroy all tangible copies of the other party’s Confidential Information in such party’s possession or control and will erase from its computer systems all electronic copies thereof; provided, however, that each party may retain one archival copy of the other party’s Confidential Information solely for purposes of monitoring compliance with its obligations under Section 7 hereof.

10.4 Survival. Expiration or early termination of this Agreement shall not relieve either party of any obligation accruing prior to such expiration or termination, including any payment obligation hereunder. In addition, Sections 3.4, 6.2,8.3,10.3,10.4, and Sections 7, 9 and 11 will survive any expiration or termination of this Agreement.

11 GENERAL

11.1 Disputes. The parties recognize that disputes as to certain matters may arise from time to time during the Term. The parties shall first submit the dispute to the Steering Committee for resolution in accordance with Section 4.1 hereof. In the event that the Steering Committee is unable to resolve the dispute pursuant to voluntary mediation, the parties shall be entitled to seek relief in a court of competent jurisdiction. Notwithstanding the foregoing or Section 4.1, to the full extent allowed by law, either party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy) to protect the parties’ rights or enforce the parties’ obligations under this Agreement pending resolution of any claims related thereto by the Steering Committee.

11.2 Governing Law. This Agreement is governed by the laws of the State of California, without regard to any conflicts of laws principles that would result in application of laws of any other jurisdiction. The parties hereby submit to exclusive jurisdiction and venue of the state and federal courts located in the county of California in which the principal place of business of the party against whom the claim is brought is located.

11.3 Entire Agreement. This Agreement sets forth all of the agreements and understandings between the parties with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the parties with respect to the subject matter hereof. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties. For purposes of this Agreement, whenever the context requires, any singular numbers or references will induce the plural and vice versa.

11.4 Assignment.

(a) Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not unreasonably be withheld); provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent in connection with a Change of Control transaction. As a condition to such assignment, any permitted assignee shall assume all obligations of its assignor under this Agreement. In the event of such a Change of Control, the parties to this Agreement shall not acquire by such transaction any access to Intellectual Property Rights of any Third Party or which was not already included in the technology licensed hereunder prior to such transaction.

(b) The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

(c) In the event that an assignee of either party fails to perform all of the material obligations of such assigning party hereunder and fails to cure such failure within forty-five (45) days following receipt of written notice thereof from the non-assigning party, (i) the assigning party shall remain responsible and liable for all unperformed obligations; and (ii) the non-assigning party shall have the right to terminate this Agreement.

11.5 Relationship Between the Parties. The parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the parties. Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

11.6 Non-Waiver. The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

11.7 No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

11.8 Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

11.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its addressees) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; or (b) if mailed, seven calendar days after the date of postmark.

If to Prediction Sciences, notices must be addressed to:

Prediction Sciences, L.L.C.

9404 Genesee Avenue, Suite 210

La Jolla, California 92037

Attention:

Telephone:

Facsimile:

If to Clarient, notices must be addressed to:

Clarient, Inc. 31

Columbia Aliso Viejo, CA 92656

Attention: Ron Andrews, Chief Executive Officer

Telephone:

Facsimile:

11.10 Force Majeure. Each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control, including, but not limited to, Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. If any such excuse from liability continues for more than ninety (90) consecutive days, then either party shall have the right to terminate this Agreement upon written notice to the other party.

11.11 Headings. The headings of clauses contained in this Agreement preceding the text of the articles, sections and subsections hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

11.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

11.13 Publicity. Neither party shall make any public disclosure of, or otherwise disclose to any person (other than its officers, employees, accountants, attorneys and agents whose duties require them to have access to such information), including but not limited to press releases, or the existence or terms of this Agreement, without the other party’s prior written consent, unless such disclosure is required by law (including securities laws, rules and regulations as well as the rules of any exchange on which either of the parties is publicly traded). In the event such disclosure is required by law, the parties shall agree on the language of such disclosure. Any disclosure by a party to its officers, employees, accountants, attorneys, and/or agents shall be subject to the confidentiality restrictions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives as of the date first above written.

PREDICTION SCIENCES , L.L.C.		CLARIENT, INC.

By:	/s/ CORNELIUS DIAMOND	By:	/s/ RON ANDREWS

Name: CORNELIUS DIAMOND		Name: RON ANDREWS

Title: CHIEF EXECUTIVE OFFICER		Title: CHIEF EXECUTIVE OFFICER

EXHIBIT A

PREDICTION SCIENCES ALGORITHMS

The Prediction Sciences Algorithm is [***]

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EXHIBITB

PREDICTION SCIENCES MARKERS

IHC markers:

[***]

FISH marker:

[***]

For purposes of this Agreement, each of the following shall be referred to as “Pre-Screening Markers”: [***]. For purposes of this Agreement, each of the following shall be referred to as “Non-Standard Markers”: [***].

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBITC

LICENSE FEE

Payment of the License Fee described in Section 3.1 shall be based upon the achievement of the milestones described in this Schedule C, as mutually agreed by the parties.

Milestone #1 -$[***] plus [***] shares Milestone # 1 is achieved upon [***]. Within [***] after [***] Clarient shall pay to Prediction Sciences $[***] and issue to Prediction Sciences [***] registered shares of Clarient’s common stock.

Milestone #2 -$[***] plus [***] shares Milestone #2 is achieved upon [***]. Within [***] after such achievement Clarient shall pay to Prediction Sciences $[***] and issue to Prediction Sciences [***] registered shares of Clarient’s common stock.

Milestone #3 -[***] shares Milestone #3 is achieved upon [***]. Within [***] after such achievement, Clarient shall issue to Prediction Sciences [***] registered shares of Clarient’s common stock.

Milestone #4 -[***] shares Milestone #4 is achieved upon [***]. Within [***] following such achievement Clarient shall issue to Prediction Sciences [***] registered shares of Clarient’s common stock.

Milestone #5 -[***] shares Milestone #5 contemplates [***]. Milestone #5 is further subdivided into three subcategories as follows:

A. Milestone #5A is achieved upon [***]. Within [***] following such achievement Clarient shall issue to Prediction Sciences [***] registered shares ofClarient’ s common stock.

B. Milestone #5B is achieved upon [***]. Within [***] following such achievement Clarient shall issue to Prediction Sciences an additional [***] registered shares of Clarient’s common stock.

C. Milestone #5C is achieved upon [***]. Within [***] following such achievement Clarient shall issue to Prediction Sciences an additional [***] registered shares of Clarient’s common stock.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Adjustments to Equity Consideration

The portion of the License Fee consisting of Clarient’s common stock that may be payable hereunder described above shall be subject to adjustment as follows:

(a) If Clarient should fix a record date for the effectuation of a split or subdivision of the outstanding shares of its common stock or the determination of the holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock without payment of any consideration by such holder for the additional shares of common stock, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the number of shares of common stock that may be required to be issued hereunder after such date shall be appropriately increased in proportion to such increase of Clarient’s outstanding shares of common stock. If the number of shares of Clarient’s common stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of common stock, then the number of shares of common stock that may be required to be issued hereunder after the date of such combination shall be appropriately decreased in proportion to such decrease in Clarient’s outstanding shares of common stock.

(b) If there shall be a capital reorganization of Clarient’s common stock (other than a subdivision, combination, reclassification or exchange of shares provided for in clause (a) above) or a merger or consolidation of Clarient with or into another corporation, then, following such reorganization, merger or consolidation, Prediction Sciences shall thereafter exclusively be entitled to receive (in lieu of shares of Clarient common stock that it would otherwise have been entitled to receive hereunder following such reorganization, merger or consolidation) the number of shares of stock or other securities or other property (including, if applicable, cash) (or any combination thereof) which Prediction would have received as a result of such reorganization, merger or consolidation if it had received the applicable number of shares of Clarient common stock that would have otherwise been required to be issued hereunder immediately prior to such reorganization, merger or consolidation.

(c) If Clarient’s common stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, conversion, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in clause (a) above, and other than a reorganization, merger or consolidation provided for in clause (b) above), then Prediction Sciences shall thereafter exclusively be entitled to receive (in lieu of shares of Clarient common stock that it would otherwise be entitled to receive hereunder following the date of such reorganization, conversion, reclassification or other change) the kind and amount of shares of stock or other securities or other property (including, if applicable, cash) (or any combination thereof) which it would have received as a result of such reorganization, conversion, reclassification or other change if Prediction Sciences had received the applicable number of shares of Clarient common stock that would have otherwise been required to be issued hereunder immediately prior to such reorganization, conversion, reclassification or other change.

The provisions and principles set forth in clauses (a), (b) and (c) above shall apply to successive events of a nature described above.

EXHIBIT D

ROYALTY STRUCTURE

The “Pre-Screening Markers” and the “Non-Standard Markers” referenced in this Exhibit D are defined in Exhibit B of the Agreement. Except as otherwise set forth herein, the royalty payable with respect to Net Sales of Licensed Solutions shall be calculated as follows:

A. Basic Royalty Percentages (the “Basic Royalty”): Except as set forth below in clause (B) of this Exhibit D, the royalty described in this clause (A) shall be payable on all Net Sales:

Prior to FDA clearance [***]% of Net Sales

Subsequent to FDA clearance [***]% of Net Sales for each quarter where volume of tests is less than [***]

[***]% of Net Sales for each quarter where volume of tests meets or exceeds [***]

As used above a “test” must include running all of the NonStandard Markers and the Prediction Sciences Algorithm.

B. Applicability of Basic Royalty

Assuming CPT codes with respect to the Licensed Solutions do not allow for the charging of stacked reimbursements with respect to the Pre-Screening Markers:

1              Where the initial test ordered involves Pre-Screening Markers only -no royalty payable.

2              Where the initial test ordered involves only Pre-Screening Markers and, subsequent to receipt of the results of the initial test, the Non-Standard Markers are, in good faith, added on to the test -the Basic Royalty shall be payable with respect to the Non-Standard Markers only.

3              Where the initial test ordered includes all the Prediction Sciences Markers -the Basic Royalty shall be payable with respect to the Net Sales amount for such test.

4              Where the initial test involves Pre-Screening Markers only and, subsequent to receipt of the results of the initial test, in good faith computer assistance is needed which also involves the use of the Non-Standard Markers -the Basic Royalty shall be payable with respect to the Net Sales for the Non-Standard Markers and for the computer assistance portion of the Pre-Screening Markers.

5              Where the initial test ordered involves only the Pre-Screening Markers and, subsequent to receipt of the results of the initial test, all of the Prediction Sciences Markers are ordered as a second test -the Basic Royalty shall be payable with respect to the Net Sales amount for the second test.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

C. Adjustment to Basic Royalty Based on Multi-Variant CPT Code

The parties agree to use good faith efforts to achieve coverage decisions that lead to a Reimbursement Determination greater than the value of all stacked codes based on the value received for the Licensed Solution, from both the Centers for Medicare and Medicaid Services and private payers. Examples of Reimbursement Determinations include reimbursement contracts, reimbursement agreements, reimbursement policies, CPT codes, or specialty codes based on the value received for the Licensed Solution. In the event that such a Reimbursement Determination is established, Net Sales with respect to the value of all stacked codes (including Pre-Screening Markers and Non-Standard Markers) will be used to calculate royalties based upon the Basic Royalty. The parties agree to negotiate the exact proportion of distribution of the incremental increase in test revenue of the Reimbursement Determination above value of the stacked codes, in good faith, taking into consideration the relative resources expended by each party in connection with obtaining the Reimbursement Determination.  This final proportion shall be no less than [***]% to Prediction Sciences, and the remainder to Clarient.

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT E

INVESTOR REPRESENTATION LETTER

Prediction Sciences, Inc. (“Prediction Sciences”) hereby represents to Clarient, Inc. (the “Company”) as follows in connection with the transactions contemplated by that certain License Agreement dated as of January 8, 2008 between Prediction Sciences and the Company and any shares of common stock or other securities of the Company (“Securities”) that Prediction Sciences may acquire at any time under such License Agreement:

(a) Prediction Sciences understands that (A) the Securities have not been registered, and will not be registered, under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on exemptions from registration under the Securities Act (including Section 4(2) and Regulation D under the Securities Act) and in reliance upon similar exemptions under applicable state securities laws and (B) the Securities cannot be resold unless they are subsequently registered under the Securities Act and qualified under applicable state securities laws, unless exemptions from such registration and qualification requirements are available, as evidenced by a legal opinion of counsel to Prediction Sciences addressed to the Company, the substance of which shall be reasonably acceptable to the Company.

(b) The Securities to be acquired by Prediction Sciences will be acquired for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(c) Prediction Sciences has substantial knowledge and experience in financial and business matters, has specific experience making investment decisions of a similar nature, and is capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with the acquisition of the Securities and of evaluating the merits and risks of an investment in the Securities and protecting Prediction Science’s own interests in connection with this transaction.

(d) Prediction Sciences has carefully reviewed and understands the risks of, and other considerations relating to, an investment in the Securities.

(e) Prediction Sciences is able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and are subject to additional restrictions as provided herein.

(f) Prediction Sciences has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities and has had full access to such other information concerning the Company as Prediction Sciences has requested. Without limiting the generality of the foregoing, Prediction Sciences acknowledges that it has received and has had an adequate opportunity to review the reports listed on Annex I hereto (which reports have been filed by the Company under the Securities Exchange Act of 1934, as amended) and a summary description of the Company’s common stock.

(g) Prediction Sciences acknowledges that the Securities will contain a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF \933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(h) Prediction Sciences is a resident and domiciliary of the state or other jurisdiction hereinafter set forth opposite Prediction Science’s signature and Prediction Sciences has no present intention of becoming a resident of any other state or jurisdiction.

IN WITNESS WHEREOF, the undersigned has executed this Investor Representation Letter as of the day and year first written above.

PREDICTION SCIENCES, INC.

/s/ CORENLIUS DIAMOND

Name: Cornelius Diamond
Title: Chief Executive Officer
State of Residence: California

Annex 1

Annual Report of Clarient, Inc. on Form 10-K for the fiscal year ended December 31,2006, as amended by the Report on Form 10-KiA filed April 30, 2007.

Quarterly Reports of Clarient, Inc. on Form 10-Q for the quarters ended March 31,2007, June 30, 2007 and September 30, 2007.

Current Reports of Clarient, Inc. on Form 8-K filed with the Securities and Exchange Commission on May 3, June 13, June 27, June 29, July 17, August 3, October 5, October 19, October 31, November 5 and November 20, 2007.

Schedule 14A of C1arient, Inc. filed with the Securities and Exchange Commission on May 25, 2007.

SCHEDULE 1

PREDICTION SCIENCES PATENTS

U.S. patent application [***]

U.S. patent application [***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

SCHEDULE 2 PREDICTION SCIENCES

TRADEMARKS

[***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION